UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2008

Cherokee International Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50593	95-4745032
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2841 Dow Avenue Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 544-6665
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On April 8, 2008, the Board of Directors of Cherokee International Corporation (the “Company”) appointed J. Michal Conaway to the Company’s Board of Directors.

Mr. Conaway will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the heading “2006 Director Compensation” in the Company’s proxy statement as filed by the Company on June 15, 2007 with the Securities and Exchange Commission in connection with its 2007 annual meeting of stockholders. Mr. Conaway was granted a nonqualified stock option to purchase 10,000 shares of the Company’s common stock, par value $0.001 per share. The option has a per share exercise price equal to $1.95, the price per share of the Company’s common stock as reported on the Nasdaq Global Market as of the close of trading on April 8, 2008, and vests in four equal annual installments commencing on the anniversary of the date of the grant.

In accordance with the Company’s customary practice, the Company will be entering into an indemnification agreement with Mr. Conaway, the form of which was attached as Exhibit 10.10 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-110723) as filed with the Securities and Exchange Commission on February 17, 2004.

Item 7.01     Regulation FD Disclosure.

On April 10, 2008, the Company issued a press release concerning the appointment of Mr. Conaway. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

         (d) Exhibits

         99.1      Press release issued by Cherokee International Corporation on April 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INTERNATIONAL CORPORATION
(Registrant)

Date:	April 10, 2008	By:	/s/ LINSTER W. FOX
Linster W. Fox
Executive Vice President, Chief Financial Officer
and Secretary